SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): July 12, 2004

CITIZENS, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-16509	84-0755371

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation	File Number)	Identification No.)

400 East Anderson Lane
Austin, Texas 78752
(Address of principal executive offices) (Zip Code)

512-837-7100
Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements and Exhibits
Signature
Exhibit Index
Amendment to State Series Convertible Stock
Securities Purchase Agreement
Registration Rights Agreement
Unit Warrant to Mainfield Enterprises, Inc.
Unit Warrant to Steelhead Investments Ltd.
Unit Warrant to Portside Growth/Opportunity Fund
Unit Warrant to Smithfield Fiduciary LLC
Warrant to Purchase Common Stock-Mansfield
Warrant to Purchase Common Stock-Steelhead
Warrant to Purchase Common Stock-Portside Growth
Warrant to Purchase Common Stock-Smithfield
Subordination Agreement
Non-Exclusive Finder's Agreement
Press Release

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On July 12, 2004, Citizens, Inc. announced that it had completed a private placement of $12.5 million of Series A-1 Senior Convertible Preferred Stock (“Series A-1 Preferred Stock”) to four unaffiliated institutional investors. The shares of Series A-1 Convertible Preferred Stock carry a 4% per annum dividend, are convertible at the option of the investor at any time into Class A common shares at a conversion price of $7.24 per share, and are redeemable by Citizens in five years. Citizens may pay dividends and redemptions in shares of Class A common stock at a minimum price of $4.00, subject to certain conditions, including but not limited to (i) the Class A common shares are listed or quoted on the New York Stock Exchange, the American Stock Exchange, or NASDAQ (ii) the Class A common shares to be issued are registered with the Securities and Exchange Commission for resale by the investors, (iii) Citizens is not in bankruptcy or other similar proceedings and (iv) Citizens is in compliance with terms of the agreements with the investors.

     Potential Increase of the Issue. Citizens may, at its option and upon notice of a capital call, increase the issue up to $25 million, subject to certain conditions, including but not limited to: (i) maintaining an average market closing price of the Class A common shares of at least $6.00 for the 15 trading days preceding and following the notice of capital call to the investors, (ii) maintaining an average trading volume of 20,000 for the 15 trading days preceding and following the notice of capital call to the investors, (iii) continued listing of the Class A common shares on the New York Stock Exchange, (iv) registration of the Class A common shares held by the investors for resale, (v) maintaining compliance with terms of the agreements with the investors, and (vi) Citizens is not in bankruptcy or other similar proceedings.

      Warrants. In connection with the sale of the Series A-1 Convertible Preferred Stock, Citizens issued to the investors seven-year warrants to purchase up to 474,792 Class A common shares at an exercise price of $7.96 per share. To the extent Citizens increases the issue from $12.5 million, the number of Class A common shares purchasable pursuant to the 7-year warrants would increase proportionately. The Company also issued to the investors unit warrants entitling the investors to purchase from Citizens for a period of approximately 12 months up to $5 million of Series A-2 Convertible Preferred Stock and additional seven-year warrants to purchase additional Class A common shares at an exercise price of $7.96 per share. Subject to certain limitations, Citizens may also require the holders to exercise any unexercised portion of the unit warrants if the average price of its Class A common shares equals or exceeds $10.50 per share for 30 consecutive trading days.

     Conversion. If issued, the Series A-2 Convertible Preferred Stock would be convertible into Class A common shares at a conversion price calculated as 110% of the average market closing price of the Class A common stock for the 30 trading days prior to the date of issuance of the Series A-2 Convertible Preferred Stock, but not less than $7.00 or greater than $11.50 per share. Otherwise, the Series A-2 Convertible Preferred Stock has substantially identical terms to the Series A-1 Convertible Preferred Stock.

     Redemption by the Holders. Holders of the Series A Preferred Stock may require Citizens to redeem their shares if (i) the average market closing price of Citizens Class A common shares is less than $5.50 during any consecutive 42 trading day period, including a period of not less than five consecutive trading days, or (ii) at any time while any Series A Preferred shares are outstanding, Citizens issues Class A common shares at an effective net price per share of less than $7.00 per share. Other material provisions of the redemption rights of the holders include:

•	The redemption price is equal to the stated value of the Series A Preferred Stock plus any unpaid dividends, and may be paid in cash or in Class A common shares, although Citizens may not pay any such redemptions in Class A common shares if the average closing price for its Class A shares is less than $4.00 per share, or Citizens does not meet other conditions (the “Equity Conditions”), including but not limited to (i) the Class A common shares are listed or quoted on the New York Stock Exchange, the American Stock Exchange, or NASDAQ (ii) the Class A common shares to be issued are registered with the Securities and Exchange Commission for resale by the investors, (iii) Citizens is not in bankruptcy or other similar proceedings and (iv) Citizens is in compliance with terms of the agreements with the investors.

•	The holder redemption rights may not be exercised until at least seven months after the issuance date of the Series A Preferred shares being redeemed.

•	Holders may redeem one-third of the Series A Preferred shares they hold in any three month period on a cumulative basis.

•	The holder redemption rights terminate completely as to any outstanding Series A Preferred shares upon meeting the Equity Conditions described above and the average closing price of Citizens Class A common shares exceeding 130% of their conversion price for any 25 consecutive trading day period.

     Voting. Holders of the Series A Preferred Stock are entitled to vote on all matters on which holders of Citizens’ Class A common stock are entitled to vote. The Series A Preferred Stock is entitled to as many votes as the preferred stock is convertible into Class A common stock as of the record date relating to such vote, and except under certain limited circumstances described in the Amendment to State Series or as required by law, the Series A Preferred Stock and the Class A common stock will vote as one class.

     Limitations on Debt: So long any shares of Series A Preferred Stock are outstanding, Citizens shall not, directly or indirectly, incur or guarantee, assume or suffer to exist any debt other than permitted debt, as more fully described in the Securities Purchase Agreement. In addition, so long as shares of Series A Preferred Stock are outstanding, Citizens shall not, directly or indirectly, allow or suffer to exist any lien other than permitted liens, as more fully described in the Securities Purchase Agreement.

     Limitations on Cash Dividends and Distributions. As long as 1,000 or more shares of Series A Preferred Stock are outstanding, Citizens may not redeem, purchase or otherwise acquire any junior debt or securities (including its Class A common shares) or pay or declare any dividend or distribution on any junior securities (including its Class A common shares), except pro rata dividends payable solely in the common stock of Citizens, and then only if Citizens is in compliance with its obligations with the investors.

     Registration Rights Agreement: The Class A common stock available upon conversion of the Series A Preferred Stock, exercise of the Warrants and Units Warrant, and for payment of dividends on the Series A Preferred Stock has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold without a registration statement or exemption from registration. Pursuant to a registration rights agreement between Citizens and the investors (the “Registration Right Agreement”), Citizens has agreed to file with the Securities and Exchange Commission a shelf registration covering such shares of Class A common stock, and cause it to be effective within 90 day and to use its best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (i) the fifth anniversary of the effective date of such registration statement and (ii) when all securities covered by such registration statement have been sold or can be sold under Rule 144(k). Upon the occurrence of any Event (as defined in the Registration Rights Agreement) and on every monthly anniversary thereof until the applicable Event is cured, Citizens shall pay to each holder an amount in cash, as liquidated damages and not as a penalty, equal to 1% of the aggregate purchase price paid under the Securities Purchase Agreement for the Securities (as defined in the Securities Purchase Agreement) held by such holder for the first month, 1.5% for the second month and 2.0% for each month thereafter.

     Use of Proceeds. Citizens intends to utilize the funds in its acquisition of Security Plan Life Insurance Company. The $85 million cash transaction, announced June 17, 2004, is expected to close by October.

     Placement Agent. The placement was co-managed by The Shemano Group, Inc. of San Francisco, California and Dunwoody Brokerage Services, Inc. C/O Jenkins Capital Management, LLC of Atlanta, Georgia. Citizens will pay the placement agents 7% cash consideration of the gross offering proceeds and issue a warrant for 86,326 shares of its Class A common stock with terms similar to the warrants issued to the investors.

     The foregoing dicussion is qualified by reference to the full text of the operative agreements to the transaction which are filed as exhibits to this report on Form 8-K and are incorporated herein by reference.

     Citizens issued a press release on July 12, 2004, announcing the private placement which is filed as Exhibit 99.1 to this report on Form 8-K and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     Filed herewith is the following:

Exhibit No.	Description
4.1	Amendment to State Series A-1 and A-2 Senior Convertible Preferred Stock.

10.12(a)	Securities Purchase Agreement dated July 12, 2004 among Citizens, Inc., Mainfield Enterprises, Inc., Steelhead Investments Ltd., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC.

10.12(b)	Registration Rights Agreement dated July 12, 2004 among Citizens, Inc., Mainfield Enterprises, Inc., Steelhead Investments Ltd., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC.

10.12(c)	Unit Warrant dated July 12, 2004, to Mainfield Enterprises, Inc.

10.12(d)	Unit Warrant dated July 12, 2004, to Steelhead Investments Ltd.

10.12(e)	Unit Warrant dated July 12, 2004, to Portside Growth and Opportunity Fund

10.12(f)	Unit Warrant dated July 12, 2004, to Smithfield Fiduciary LLC

10.12(g)	Warrant to Purchase Class A Common Stock to Mainfield Enterprises, Inc.

10.12(h)	Warrant to Purchase Class A Common Stock to Steelhead Investments Ltd.

10.12(i)	Warrant to Purchase Class A Common Stock to Portside Growth and Opportunity Fund

10.12(j)	Warrant to Purchase Class A Common Stock to Smithfield Fiduciary LLC

10.12(k)	Subordination Agreement among Regions Bank, the Purchasers and Citizens, Inc. dated July 12, 2004

10.12(l)	Non-Exclusive Finder’s Agreement dated September 29, 2003, between Citizens, Inc. and The Shemano Group, Inc.

99.1	Press Release of July 12, 2004 relating to the announcement by Citizens, Inc. of its completion of a private placement of its Series A-1 and A-2 Senior Convertible Preferred Stock with four independent institutional investors

SIGNATURE

     Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.
By:	/s/ Mark A. Oliver
Mark A. Oliver, President

Date: July 15, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment to State Series A-1 and A-2 Senior Convertible Preferred Stock.

10.12(a)	Securities Purchase Agreement dated July 12, 2004 among Citizens, Inc., Mainfield Enterprises, Inc., Steelhead Investments Ltd., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC.

10.12(b)	Registration Rights Agreement dated July 12, 2004 among Citizens, Inc., Mainfield Enterprises, Inc., Steelhead Investments Ltd., Portside Growth and Opportunity Fund, and Smithfield Fiduciary LLC.

10.12(c)	Unit Warrant dated July 12, 2004, to Mainfield Enterprises, Inc.

10.12(d)	Unit Warrant dated July 12, 2004, to Steelhead Investments Ltd.

10.12(e)	Unit Warrant dated July 12, 2004, to Portside Growth and Opportunity Fund

10.12(f)	Unit Warrant dated July 12, 2004, to Smithfield Fiduciary LLC

10.12(g)	Warrant to Purchase Class A Common Stock to Mainfield Enterprises, Inc.

10.12(h)	Warrant to Purchase Class A Common Stock to Steelhead Investments Ltd.

10.12(i)	Warrant to Purchase Class A Common Stock to Portside Growth and Opportunity Fund

10.12(j)	Warrant to Purchase Class A Common Stock to Smithfield Fiduciary LLC

10.12(k)	Subordination Agreement among Regions Bank, the Purchasers and Citizens, Inc. dated July 12, 2004

10.12(l)	Non-Exclusive Finder’s Agreement dated September 29, 2003, between Citizens, Inc. and The Shemano Group, Inc.

99.1	Press Release of July 12, 2004 relating to the announcement by Citizens, Inc. of its completion of a private placement of its Series A-1 and A-2 Senior Convertible Preferred Stock with four independent institutional investors